Attorney Docket No. 50865-0002001 Assignment from Frelii, Inc. to GATC Health Corp

ASSIGNMENT

Assignor:

Frélli, Inc.

a corporation organized and existing under the laws of Nevada, and having a place of business at:

2701 North Thanksgiving Way, Suite 100

Lehi, UT 84043

Assignee:

GATC Health Corp

a corporation organized and existing under the laws of Wyoming, and having a place of business at:

2030 Main Street

Suite 660

Irvine, CA 92614

Country	Application No.	Filing Date	Title
United States	16/938,791	7/24/2020	Personal Wellness Recommendation Engine
United States	62/877,838	7/24/2019	Personal Wellness Recommendation Engine

1.

Assignor represents that it is the owner of the patents and patent applications listed above, and of all foreign and domestic patents, patent applications, including continuation-in-part applications, reissues, re-examinations, certificates of invention, and the like that derive priority from, or claim the benefit of the filing date of, the patents and patent applications listed above (the "Patents and Patent Applications") and of all new and useful inventions and improvements that are disclosed in the Patents and Patent Applications (the "Inventions"). The Patents and Patent Applications and the Inventions are collectively referred to as the "Patent Assets."

2.

Assignor hereby assigns to Assignee its entire worldwide right, title, and interest in and to the Patent Assets, including the right to file and prosecute, in Assignee's name wherever so permitted by law or in the name of Assignor wherever necessary, patent applications , including corresponding and continuing applications, reissues, re-examinations, certificates of invention, and the like based on any of the Patent Assets, and to claim priority to any of the Patents and Patent Applications pursuant to the International Convention for the Protection of Industrial Property, the Patent Cooperation Treaty, the European Patent Convention, and all other treaties of like purposes. Assignor acknowledges receipt of fair and adequate consideration for this Assignment.

3.

Assignor shall, when requested by Assignee and at no cost to Assignor, (i) execute or cause to be executed all rightful oaths, assignments, and powers of attorney to Assignee or to agents and legal representatives of Assignee, and all other papers necessary and proper to carry out the

Attorney Docket No. 50865-0002001 Assignment from Frelii, Inc. to GATC Health Corp intent and purpose of this Assignment, (ii) execute all papers necessary in connection with the Patents and Patent Applications, and any continuing, divisional, reissue, reexamination or other corresponding application thereof or post-grant proceeding relating thereto and to execute any separate assignment in connection with any such application as Assignee may deem necessary or expedient; and (iii) perform all affirmative acts that may be necessary to obtain a grant of a valid patent to Assignee on any of the Inventions.

4.

Assignor hereby assigns to Assignee all of Assignor's right, title, and interest in and to any claims, whether known or unknown, suspected or unsuspected, of any nature, including choses in action, that Assignor has or may have against any party for infringement of the Patents and Patent Applications, and acknowledges receipt of fair and adequate consideration for this Assignment.

5.

Assignor represents that Assignor has the full right to convey the interests assigned by this Assignment, and that Assignor has not executed and will not execute any agreement in conflict with this Assignment.

6.

This Assignment is binding upon and inures to the benefit of the successors and assigns of the parties.

[ASSIGNMENT CONTINUES ON SIGNATURE PAGE]

Attorney Docket No. 50865-0002001 Assignment from Frelii, Inc. to GATC Health Corp

The Assignor hereby executes this Assignment.

Assignor: Frélli, Inc.

Signature: /s/ Ian Jenkins

Date: 11/05/2020

Name: Ian Jenkins,

Title:  CEO

Witnessed by:

Signature: /s/ Jeff Moses

Date 11/05/2020

Print Name: Jeff Moses

Signature: /s/ Dennis Locke

Date 11/05/2020

Print Name: Dennis Locke

The Assignee hereby acknowledges and accepts the foregoing assignment.

Assignee: GATC Health Corp.

Signature: /s/ John Stroh

Date: 11/04/2020

Name: John Stroh

Title:  CEO

Witnessed by:

Signature: /s/ Jeff Moses

Date 11/05/2020

Print Name: Jeff Moses

Signature: /s/ R. Letcavage

Date 11/05/2020

Print Name: R. Letcavage